Exhibit 99

CopyTele Announces Private Placement

MELVILLE, N.Y.--(BUSINESS WIRE)--February 10, 2011--CopyTele, Inc. (COPY.OB), a company engaged in the development of E-Paper® and nanotube color video thin flat display technologies today announced that it has completed the private placement of 7,000,000 common shares to ten accredited investors, including all the members of its Board of Directors.  Gross proceeds to CopyTele from the transaction were $1,250,000.  The private placement also includes the issuance to the investors of five-year warrants to purchase a total of 7,000,000 common shares at an exercise price of $0.1786 per share.  Additional information with respect to this private placement will be available in the Company’s Form 8-K expected to be filed today with the Securities and Exchange Commission.

The CopyTele securities being sold have not been registered under the Securities Act of 1933, or any state securities laws and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state laws.

CopyTele’s principal operations include the development, production and marketing of thin flat display technologies, including low-voltage phosphor color displays and low-power passive E-Paper® displays, and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. For additional information, visit CopyTele's website at www.copytele.com

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Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. CopyTele generally uses the words "believes", "expects", "intends", "plans", "anticipates", "likely", "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele's control, which may cause CopyTele's actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele's prior history of losses and negative cash flows from operations; CopyTele's ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele's ability to commercialize a full-color video display, including through its license with Videocon Industries Limited; the possible development of competitive products that could render CopyTele's products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele's filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

CONTACT:
CopyTele, Inc.
Anne Rotondo, 631-549-5900